SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **WORLD OF TEA INC.**, did on February 2, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 2, 2007.

ROSS MILLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20070076023-27
Filing Date and Time
02/02/2007 11:30 AM
Entity Number
E0073162007-6

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	World of Tea Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	EastBiz.com, Inc. (Name) 5348 Vegas Drive (Street Address), Las Vegas (City), NEVADA, 89108 (Zip Code) 26 East Hawthorne Avenue (Optional Mailing Address), Valley Stream (City), NY (State), 11580 (Zip Code)
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 105,000,000 Par value: $ 0.001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if more than 3 directors/trustees)	1. Haim Perlstein (Name) 51 East 14th Street (Street Address), New York (City), NY (State), 10003 (Zip Code) 2. (Name) (Street Address), (City), (State), (Zip Code) 3. (Name) (Street Address), (City), (State), (Zip Code)
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Special Care Facilities for Alzheimers Patients in the United States
6. Names, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator)	David Lubin (Name), [signature] (Signature) 26 East Hawthorne Avenue (Address), Valley Stream (City), NY (State), 11580 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company 2/2/07 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
WORLD OF TEA INC.

8. The governing board of World of Tea Inc. (the "Corporation") shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director." The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. The initial board shall consist of one (1) director. The name and address of the initial director is set forth on the first page of these Articles of Incorporation. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

9. (a) The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000) which shall consist of (i) One Hundred Million (100,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

(b) The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

(c) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

(d) The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

10. The Corporation shall have perpetual existence.

11. The personal liability of the members of the Board of Directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation

Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

12. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

13. The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

14. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

DEAN HELLER
Secretary of State

202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Acceptance of Appointment by Resident Agent

Office Use Only:

General instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. Ensure that document is signed in signature field.

In the matter of World of Tea Inc.
(Name of business entity)

I, EastBiz.com, Inc. **, hereby state that on** 2/2/07
(Name of resident agent) (Date)

I accepted the appointment as resident agent for the above named business entity.

The street address of the resident agent in this state is as follows:

5348 Vegas Drive
Physical Street Address

Suite number

Las Vegas **, NEVADA** 89108
City Zip Code

Optional:

ADDITIONAL MAILING ADDRESS	CITY	STATE	ZIP
26 East Hawthorne Avenue	Valley Stream	NY	11580

[signature]

Authorized Signature of Resident Agent or Resident Agent Company

2/2/07
Date

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number 20070106764-33
Ross Miller Secretary of State State of Nevada	Filing Date and Time 02/13/2007 10:49 AM
	Entity Number E0073162007-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

World of Tea Inc.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: February 2, 2007

4. Description of the inaccuracy or defect.

Section 5 of the Articles of Incorporation incorrectly states that the "purpose of the Corporation shall be: Special Care Facilities for Alzheimer's Patients in the United States."

5. Correction of the inaccuracy or defect.

Section 5 of the Articles of Incorporation is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

"The purpose of this Corporation shall be to engage in any lawful activity."

6. Signature:

X David Lubin (signature)
Authorized Signature

Incorporator
Title *

February 13, 2007
Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.